UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      EMCEE Broadcast Products, Inc.
               (Exact name of issuer as specified in its charter)

  Delaware                                             13-926296
(State or other jurisdiction of incorporation (I.R.S. Employer Identification
 or organization)                                  Number)

Susquehanna Street Extension, West, P.O. Box 68, White Haven,Pennsylvania18661
(Address of Principal Executive Offices)                             (Zip Code)

                             1985 Stock Option Plan
                             1988 Stock Option Plan
                             1996 Stock Option Plan
                               (Full title of plan)

                      Allan J. Harding, Vice President
                        EMCEE Broadcast Products, Inc.
            Susquehanna Street Extension, West, P.O. Box 68
                             White Haven, PA 18661-0068
                    (Name and address of agent for service)
                                (570) 443-9575
         (Telephone number, including area code, of agent of service)

                         Calculation of Registration Fee

Title of Securities Amount to be  Proposed Max.     Proposed Max.    Amount of
to be Registered    Registered(1)    Offering           Aggregate
Registration
                                  Price Per Share   Offering Price     Fee

Common Stock,
Par Value $.01-2/3 149,675 shares 1985 Plan: $3.44    $825,842.00     $243.62
                                  1988 Plan: $3.44&$6.16(2)
                                  1996 Plan: $6.16&10.66(3)

(1) 10,300 shares from the 1985 Stock Option Plan; 39,375 shares from the 1988 Stock Option Plan; and 100,000 shares from the 1996 Stock Option Plan.
(2) 26,375 shares at $3.44 and 13,000 shares at $6.16.
(3) The offering price for 800 of the shares from the 1996 Plan, which have not yet been priced, was calculated based on the average of the bid and asked price of the stock as of February 17, 2000 on the NASDAQ National Market.















                                PROSPECTUS

                     EMCEE BROADCAST PRODUCTS, INC.
                              Common Stock
                           (Par Value  $.01-2/3)
                                _______________

                           1985 Stock Option Plan
                           1988 Stock Option Plan
                           1996 Stock Option Plan

We are EMCEE Broadcast Products, Inc. This Prospectus relates to our offer to issue our common stock when our employees and Directors, who are stock option holders, properly exercise their stock options granted under our 1985 Stock Option Plan, 1988 Stock Option Plan or 1996 Stock Option Plan.
                                 ________________
THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 ________________
                          EMCEE Broadcast Products, Inc.
                 Susquehanna Street Extension, West, P.O. Box 68
                        White Haven, PA  18661-0068
                               (570) 443-9575
                                ________________
The date of this Prospectus is February 21, 2000

                                TABLE OF CONTENTS

Available Information; Incorporation by Reference              1
Forward-Looking Statements                                     1

1985 Stock Option Plan:

General Plan Information                                       2
Description of Securities; Securities to be Offered            3
Employees Who May Participate in the Plan                      4
Purchase of and Payment for Stock under the Plan               4
Resale Restrictions                                            5
Tax Effects of Plan Participation                              5
Assignment, Encumbrance, Forfeiture and Adjustments            6

1988 Stock Option Plan:

General Plan Information                                       7
Description of Securities; Securities to be Offered            8
Employees and Directors Who May Participate in the Plan        8
Purchase of an Payment for Stock under the Plan                9
Resale Restrictions                                            9
Tax Effects of Plan Participation                              10
Assignment, Encumbrance, Forfeiture and Adjustments            11

1996 Stock Option Plan:

General Plan Information                                       12
Description of Securities; Securities to be Offered            13
Employees and Directors Who May Participate in the Plan        13
Purchase of and Payment for Stock under the Plan               14
Resale Restrictions                                            14
Tax Effects of Plan Participation                              15
Assignment, Encumbrance, Forfeiture and Adjustments            16
Information Required in the Registration Statement
Incorporation of Documents by Reference                        17
Description of Securities                                      18
Interest of Named Experts and Counsel                          18
Indemnification of Directors and Officers                      18
Exemption from Registration Claimed                            19
Exhibits                                                       19
Undertakings                                                   20

Signatures                                                     21


















                 AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

When a Stock Option Plan participant makes a written or verbal request to our Director of Investor Relations at Susquehanna Street Extension, West, P.O. Box 68, White Haven, PA 18661-0068 (Telephone Number: 570-443-9575), we will provide him with any of the following documents at no charge:

Our latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

All other reports which we file pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by our latest Annual Report;

The latest Prospectus which we may file pursuant to Rule 424(b) of the Securities Act of 1933 that contains audited financial statements for our latest fiscal year for which such statements have been filed; and

Any description of our common stock which is contained in a Registration Statement which we may file pursuant to the Exchange Act, including any Amendment or Report filed for the purpose of updating that description.

All of the documents described above are incorporated by reference into this Prospectus and Registration Statement. In addition, all documents which we subsequently file pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange
Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and Registration Statement from the date those documents are filed.

We will also deliver to a Stock Option Plan participant copies of all reports, proxy statements and other communications distributed to our security holders generally no later than the time they are sent to our security holders.

FORWARD-LOOKING STATEMENTS

This Prospectus and Registration Statement contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of our products and our industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this Prospectus and Registration Statement, forward-looking statements are generally identified by the words "anticipate", "plan", "believe", "expect",
"estimate", and the like. Because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

1.Product demand;

2.Competitive products and pricing;

3.Timing of foreign shipments;

4.Market acceptance of new product introductions, including our digital products, high speed Internet applications and technological changes; and

5.Other risks and uncertainties that are described from time to time in our Reports filed with the Securities and Exchange Commission (SEC).

                                 1985 STOCK OPTION PLAN

General Plan Information
Our Board of Directors adopted the 1985 Stock Option Plan on June 3, 1985. The Plan was approved by our stockholders on August 26, 1985.

The purposes of the Plan are to provide flexibility in structuring attractive compensation programs for eligible employees and to encourage those employees to acquire and retain an interest in the company by ownership of its common stock.

The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

The 1985 Stock Option Plan is administered by our Board of Directors. Our Board of Directors is elected annually by our stockholders and may be removed from office in accordance with our bylaws. By a majority vote, our Board of Directors has the power to fill vacancies on the Board for the balance of a board member's term of office.

Subject to the specific provisions of the Plan, our Board of Directors is empowered with the discretion to determine (1) when stock options will be granted, (2) the employees who will receive stock options, (3) the number of shares of our common stock covered by each stock option, (4) when the stock option may be exercised, (5) the purchase price per share for each stock option
(the option price), (6) the terms and conditions of each written Stock Option Agreement which must be signed by each employee who receives a stock option, and
(7) all other matters related to the administration and operation of the Plan.

Our Director of Investor Relations may be contacted for additional information concerning the Plan or any of the members of our Board of Directors at Susquehanna Street Extension, West, P.O. Box 68, White Haven, PA 18661-0068, or by telephone at (570) 443-9575.

Description of Securities; Securities to be Offered

The 1985 Plan has expired. However, when the Plan went into effect, 150,000 shares of our common stock were available for stock options under it. All of those shares were allocated to eligible employees during the Plan's existence. And all of the stock options under the Plan have been either exercised or have expired, except one representing a total of 10,300 shares. It is those shares which are being registered and described in this Prospectus and Registration Statement.

Common stock is our only class of stock authorized to be issued. The owners of this stock, including the owner who may purchase shares through the exercise of his stock option, have one vote for each share of common stock owned on all matters coming to a vote of our stockholders at any annual or special meeting appropriately called and held. The owners of these shares will also have the right to receive dividends which our Board of Directors in its discretion may declare. However, the Board's right to declare dividends is limited by the company's compliance with certain financial performance requirements established by its primary lending institution. It is also worthy to note that the Board has not declared a dividend since June, 1990.

Neither the shares under the Plan nor any of the other shares of our common stock have preemption rights. No employee has any shareholder rights just because he has received a stock option.
Employees Who May Participate in the Plan

Any person who is our employee or an employee of any of our subsidiary companies may participate in the Plan. However, there are no formal eligibility requirements for determining who of those employees will receive stock options.

As stated above, those employees are chosen in the discretion of our Board of Directors.

Purchase of and Payment for Stock under the Plan

When an eligible employee has been chosen by our Board of Directors to receive a stock option, he is given a period of time determined by the Board (usually thirty days) to accept the stock option by signing a Stock Option Agreement which we provide to him. The employee will then have a period of time, which is specifically stated in his written Stock Option Agreement, to exercise the stock option. As noted above, this period of time is determined by our Board of Directors, but may not exceed ten years from the date the employee is granted the stock option.

As also noted above, the option price is determined by the Board and is specifically stated in the Stock Option Agreement. However, while there is no limit on how high the option price may be set, it may never be less than the par value of the shares ($.01-2/3 per share). Although not required to do so, the Board has historically based the option price on the closing bid price or an average of the bid and asked price for our common stock on or around the date on which the Board elects to grant the stock option to the employee. Currently, our common stock is traded on the NASDAQ National Market.

The employee must pay for the shares of common stock covered by a stock option when he exercises it. The form of payment for the shares (e.g. check, money order, certified check, wire transfer, etc.) is determined by the Board and stated in the written Stock Option Agreement.

When we receive full payment for the shares, we have share certificates issued to the employee. These shares may come from shares purchased on the open market, authorized but unissued shares, or treasury stock (authorized shares which the company issued and later reacquired).

Resale Restrictions

Under Section 16(b) of the Exchange Act, our directors and officers are liable to us for any profits realized by them on the purchase and sale (or sale and purchase) of any shares of our common stock occurring within any period of less than six months. However, as a result of the operation of Rule 16 b-3 of the Securities and Exchange Commission (SEC), the grant of a stock option under the
Plan to a director or officer will not be considered a purchase of our common stock for Section 16 (b) purposes unless the shares acquired upon exercise of the stock option are disposed of within six months of the date of the stock option grant. In addition, the acquisition of shares of our common stock by a director or officer upon the exercise of a stock option will not be considered a purchase for Section 16 (b) purposes unless the fair market value of the shares acquired is less than the option price paid for shares.

Resales of shares of our common stock acquired under the 1985 Plan by persons who are deemed to be our "affiliates" (as that term is defined in the Regulations of the SEC adopted under the Securities Act of 1933) are subject to Rule 144 adopted by the SEC under the Securities Act. Rule 144, among other things, restricts the number of shares of our common stock which may be sold during any 3-month period and the manner of sale (but not the 2-year holding period limitation, which is inapplicable).

Tax Effects of Plan Participation

The 1985 Stock Option Plan is a non-statutory stock option plan. The 1985
Stock
Option Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not an incentive stock option plan under Section 422 of the Internal Revenue Code.

The grant of a stock option under the Plan will create no tax consequences for the company or the employee. However, when an employee exercises an option, he must recognize ordinary income in an amount equal to the fair market value of the stock acquired on the date of exercise minus the exercise price. This amount is reported on the employee's W-2 Form.

The exercise of an option will also require the employee to pay payroll taxes which become due on the amount of ordinary income he must recognize from exercising the option. Because the company must withhold these payroll taxes from the employee's salary or wages, the company requires the employee to pay the company the amount of payroll taxes due immediately after the stock option is exercised and the shares are issued. The company will be entitled to a deduction equal to the amount recognized as ordinary income by the employee.

When an employee sells the shares he acquired through the exercise of an option, he will have a short-term or long-term capital gain or loss. This gain or loss is measured by the difference between the sale price and the employee's tax basis in the shares. An employee's tax basis in the shares is the exercise price plus the amount he had to recognize as ordinary income when he exercised the stock option. The company will have no tax consequences when the employee disposes of option shares.

ASSIGNMENT, ENCUMBRANCE, FORFEITURE AND ADJUSTMENTS

Plan participants are prohibited from assigning or transferring a stock option other than by will or the laws of descent and distribution.

A stock option will terminate and become null and void if it is ever pledged or hypothecated in any way or if it becomes subject to levy, execution or similar process.

Stock options are exercisable only during the life of the employee. However, after his death, an employee's personal representative may exercise the deceased employee's stock option (to the extent it would have been exercisable by the employee on the date of his death) at any time within one year after the date of the employee's death.

Subject to a contrary provision contained in his Stock Option Agreement, an employee whose employment ends has ten days from his employment ending date to exercise his stock option to the extent it is exercisable at the time his employment ends.

Our Board of Directors has the power to terminate the Plan and the outstanding stock options granted under the Plan in the event of our dissolution or liquidation. If that is done, we must give notice to each employee holding a stock option. Then, for a period of 30 days after the date of the notice, those employees may exercise their stock options, including any portion which would not otherwise be exercisable at that time because of an insufficient lapse of time.

The Plan requires the Board to increase or decrease the number of shares available under a stock option (and the price per share, but without changing the total option price) in the event of a recapitalization, reclassification, stock-split, combination of shares, dividend or other distribution payable in capital stock, in order to prevent the enlargement or dilution of the shares available under an option previously granted.

In the event of a merger, consolidation, sale of substantially all of the assets of the company or sale causing the company to become a wholly owned subsidiary of another company, the Board may, in its discretion, terminate the outstanding stock options or provide for their change, conversion or exchange under a reorganization agreement.

Under the Plan, the Board also has the right to prohibit or delay the exercise of a stock option if it determines that any withholding tax or other withholding liabilities, or listing, registration or qualification of any option shares, or regulatory consent is necessary in connection with the exercise of an option or delivery of any of the option shares.

1988 STOCK OPTION PLAN

General Plan Information

Our Board of Directors adopted the 1988 Stock Option Plan on June 6, 1988. The Plan was approved by our stockholders on September 8, 1988.

The purposes of the Plan are to provide flexibility in structuring attractive compensation programs for eligible employees and Directors and to encourage those employees and Directors to acquire and retain an interest in the company by ownership of its common stock.

The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

The 1988 Stock Option Plan is administered by our Board of Directors. Our Board of Directors is elected annually by our stockholders and may be removed from office in accordance with our bylaws. By a majority vote, our Board of Directors has the power to fill vacancies on the Board for the balance of a board member's term of office.

Subject to the specific provisions of the Plan, our Board of Directors is empowered with the discretion to determine (1) when stock options will be granted, (2) the Directors and employees who will receive stock options, (3) the number of shares of our common stock covered by each stock option, (4) when the stock option may be exercised, (5) the purchase price per share for each stock option (the option price), (6) the terms and conditions of each written Stock Option Agreement which must be signed by each Director and employee who receives a stock option, and (7) all other matters related to the administration and operation of the Plan.

Our Director of Investor Relations may be contacted for additional information concerning the Plan or any of the members of our Board of Directors at Susquehanna Street Extension, West, P.O. Box 68, White Haven, PA 18661-0068, or by telephone at (570) 443-9575.

Description of Securities; Securities to be Offered

The 1988 Plan has expired. However, when the Plan went into effect, 200,000 shares of our common stock were available for stock options under it. All of those shares were allocated to eligible employees and Directors during the Plan's existence. And all of the stock options under the Plan have been either exercised or have expired, except two representing a total of 39,375 shares of our common stock. It is those shares which are being registered and described in this Prospectus and Registration Statement.

Common stock is our only class of stock authorized to be issued. The owners of this stock, including the owners who may purchase shares through the exercise of a stock option, have one vote for each share of common stock owned on all matters coming to a vote of our stockholders at any annual or special meeting appropriately called and held. The owners of these shares will also have the right to receive dividends which our Board of Directors in its discretion may declare. However, the Board's right to declare dividends is limited by the company's compliance with certain financial performance requirements established by its primary lending institution. It is also worthy to note that the Board has not declared a dividend since June, 1990.

Neither the shares under the Plan nor any of the other shares of our common stock have preemption rights. No Director or employee has any shareholder rights just because he has received a stock option.

Employees and Directors Who May Participate in the Plan

Any person who is our employee or is a member of our Board of Directors, or an employee or member of the Board of Directors of any of our subsidiary companies may participate in the Plan. However, there are no formal eligibility requirements for determining who of those Directors or employees will receive stock options. As stated above, those Directors and employees are chosen in the discretion of our Board of Directors.

Purchase of and Payment for Stock under the Plan

When an eligible employee or Director has been chosen by our Board of Directors to receive a stock option, he is given a period of time determined by the Board
(usually thirty days) to accept the stock option by signing a Stock Option Agreement which we provide to him. The employee or Director will then have a period of time, which is specifically stated in his written Stock Option Agreement, to exercise the stock option. As noted above, this period of time is determined by our Board of Directors, but may not exceed ten years from the date the employee or Director is granted the stock option.

As also noted above, the option price is determined by the Board and is specifically stated in the Stock Option Agreement. However, while there is no limit on how high the option price may be set, it may never be less than the par value of the shares ($.01-2/3 per share). Although not required to do so, the Board has historically based the option price on the closing bid price or an average of the bid and asked price for our common stock on or around the date on which the Board elects to grant the stock option to the employee or Director. Currently, our common stock is traded on the NASDAQ National Market.

The employee or Director must pay for the shares of common stock covered by a stock option when he exercises it. The form of payment for the shares (e.g. check, money order, certified check, wire transfer, etc.) is determined by the Board and stated in the written Stock Option Agreement.

When we receive full payment for the shares, we have share certificates issued to the employee or Director. These shares may come from shares purchased on the open market, authorized but unissued shares, or treasury stock (authorized shares which the company issued and later required).

Resale Restrictions

Under Section 16(b) of the Exchange Act, our directors and officers are liable to us for any profits realized by them on the purchase and sale (or sale and purchase) of any shares of our common stock occurring within any period of less than six months. However, as a result of the operation of Rule 16 b-3 of the Securities and Exchange Commission (SEC), the grant of a stock option under the
Plan to a director or officer will not be considered a purchase of our common stock for Section 16 (b) purposes unless the shares acquired upon exercise of the stock option are disposed of within six months of the date of the stock option grant. In addition, the acquisition of shares of our common stock by a director or officer upon the exercise of a stock option will not be considered a purchase for Section 16 (b) purposes unless the fair market value of the shares acquired is less than the option price paid for shares.

Resales of shares of our common stock acquired under the 1988 Plan by persons who are deemed to be our "affiliates" (as that term is defined in the Regulations of the SEC adopted under the Securities Act of 1933) are subject to Rule 144 adopted by the SEC under the Securities Act. Rule 144, among other things, restricts the number of shares of our common stock which may be sold during any 3-month period and the manner of sale (but not the 2-year holding period limitation, which is inapplicable).

Tax Effects of Plan Participation

The 1988 Stock Option Plan is a non-statutory stock option plan. The 1988
Stock
Option Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not an incentive stock option plan under Section 422 of the Internal Revenue Code.

The grant of a stock option under the Plan will create no tax consequences for the company or the employee or Director. However, when an employee or Director exercises an option, he must recognize ordinary income in an amount equal to the fair market value of the stock acquired on the date of exercise minus the exercise price. This amount is reported on the employee's W-2 Form and for a Director, on Form 1099.

The exercise of an option will also require the employee to pay payroll taxes which become due on the amount of ordinary income he must recognize from exercising the option. Because the company must withhold these payroll taxes from the employee's salary or wages, the company requires the employee to pay the company the amount of payroll taxes due immediately after the stock option is exercised and the shares are issued. The company will be entitled to a deduction equal to the amount recognized as ordinary income by the employee.


When the employee or Director sells the shares he acquired through the exercise of an option, he will have a short-term or long-term capital gain or loss. This gain or loss is measured by the difference between the sale price and the employee's or Director's tax basis in the shares. An employee's or Director's tax basis in the shares is the exercise price plus the amount he had to recognize as ordinary income when he exercised the stock option. The company will have no tax consequences when the employee or Director disposes of option shares.

ASSIGNMENT, ENCUMBRANCE, FORFEITURE AND ADJUSTMENTS

Plan participants are prohibited from assigning or transferring a stock option other than by will or the laws of descent and distribution.

A stock option will terminate and become null and void if it is ever pledged or hypothecated in any way or if it becomes subject to levy execution or similar process.

Stock options are exercisable only during the life of the employee or Director.
However, after his death, an employee's or Director's personal representative may exercise the deceased employee's or deceased Director's stock option (to the extent it would have been exercisable by the employee or Director on the date of his death) at any time within 180 days after the date of the employee's or Directors death.

Subject to a contrary provision contained in the his Stock Option Agreement, an employee or Director whose employment or directorship ends has 30 days from his employment or directorship ending date to exercise his stock option to the extent it is exercisable at the time his employment or directorship ends.

Our Board of Directors has the power to terminate the Plan and the outstanding stock options granted under the Plan in the event of our dissolution or liquidation. If that is done, we must give notice to each employee or Director holding a stock option. Then, for a period of 30 days after the date of the notice, those employees and Directors may exercise their stock options, including any portion which would not otherwise be exercisable at that time under any of the Stock Option Agreements because of an insufficient lapse of time.

The Plan requires the Board to increase or decrease the number of shares available under a stock option (and the price per share, but without changing the total option price) in the event of a recapitalization, reclassification, stock-split, combination of shares, dividend or other distribution payable in capital stock, in order to prevent the enlargement or dilution of the shares available under an option previously granted.

In the event of a merger, consolidation, sale of substantially all of the assets of the company or sale causing the company to become a wholly owned subsidiary of another company, the Board may, in its discretion, terminate the outstanding stock options or provide for their change, conversion or exchange under a reorganization agreement.

Under the Plan, the Board also has the right to prohibit or delay the exercise of a stock option if it determines that any withholding tax or other withholding liabilities, or listing, registration or qualification of any option shares, or regulatory consent is necessary in connection with the exercise of an option or delivery of any of the option shares.

1996 STOCK OPTION PLAN

General Plan Information

Our Board of Directors adopted the 1996 Stock Option Plan on June 3, 1996. The Plan was approved by our stockholders on August 26, 1996. The Plan will expire on August 25, 2006.

The purposes of the 1996 Plan are to afford chosen Directors and employees the opportunity to become owners (or to increase their ownership) of our common stock and to motivate and retain them, as well as to attract highly competent individuals to those positions.

The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

The 1996 Stock Option Plan is administered by our Board of Directors. Our Board of Directors is elected annually by our stockholders and may be removed from office in accordance with our bylaws. By a majority vote, our Board of Directors has the power to fill vacancies on the Board for the balance of a board member's term of office.

Subject to the specific provisions of the Plan, our Board of Directors is empowered with the discretion to determine (1) when stock options will be granted, (2) the employees or Directors who will receive stock options, (3) the number of shares of our common stock covered by each stock option, (4) when the stock option may be exercised, (5) the purchase price per share for each stock option (the option price), (6) the terms and conditions of each written Stock Option Agreement which must be signed by each employee or Director who receives a stock option, and (7) all other matters related to the administration and operation of the Plan.

Our Director of Investor Relations may be contacted for additional information concerning the Plan or any of the members of our Board of Directors at Susquehanna Street Extension, West, P.O. Box 68, White Haven, PA 18661-0068, or by telephone at (570) 443-9575.

Description of Securities; Securities to be Offered

One hundred thousand (100,000) shares of our common stock are available to be offered through stock options under the Plan.

Common stock is our only class of stock authorized to be issued. The owners of this stock, including the owners who may purchase shares through the exercise of a stock option, have one vote for each share of common stock owned on all matters coming to a vote of our stockholders at any annual or special meeting appropriately called and held. The owners of these shares will also have the right to receive dividends which our Board of Directors in its discretion may declare. However, the Board's right to declare dividends is limited by the company's compliance with certain financial performance requirements established by its primary lending institution. It is also worthy to note that the Board has not declared a dividend since June, 1990.

Neither the shares under the Plan nor any of the other shares of our common stock have preemption rights. No employee or Director has any shareholder rights just because he has received a stock option.

Employees and Directors Who May Participate in the Plan

Any person who is our employee or Director, or an employee of any of our subsidiary companies may participate in the Plan. However, there are no formal eligibility requirements for determining who of those employees or Directors will receive stock options. As stated above, those employees and Directors are chosen in the discretion of our Board of Directors. However, when choosing Plan participants, the Board is required to consider (1) an individual's position and responsibilities, (2) the nature and value of his services, (3) his present and potential contribution to the company's success, and (4) any other relevant performance and contribution based factors.

Purchase of and Payment for Stock under the Plan

When an eligible employee or Director has been chosen by our Board of Directors to receive a stock option, he is given a period of time determined by the Board
(to be no less than seven calendar days from the date the written Stock Option Agreement is delivered to him) to accept the stock option by signing a Stock Option Agreement which we provide to him. The employee or Director will then have a period of time, which is specifically stated in his written Stock Option Agreement, to exercise the stock option. As noted above, this period of time is determined by our Board of Directors, but may not exceed ten years from the date the employee or Director is granted the stock option.

As also noted above, the option price is determined by the Board and is specifically stated in the Stock Option Agreement. The option price is determined by the Board based on the average of the highest and lowest trading prices per share of our common stock as reported in the Wall Street Journal (or another journal or reporting service the Board deems reliable) on the date the Board grants the stock option to the employee or Director. Currently, our common stock is traded on the NASDAQ National Market.

The employee or Director must pay for the shares of common stock covered by a stock option when he exercises it. The form of payment for the shares (e.g. check, money order, certified check, wire transfer, etc.) is determined by the Board and stated in the written Stock Option Agreement.

When we receive full payment for the shares, we have share certificates issued to the employee or Director. These shares may come authorized but unissued shares or treasury stock (authorized shares which the company issued and later required).

Resale Restrictions

Under Section 16 (b) of the Exchange Act, our directors and officers are liable to us for any profits realized by them on the purchase and sale (or sale and purchase) of any shares of our common stock occurring within any period of less than six months. However, as a result of the operation of Rule 16 b-3 of the Securities and Exchange Commission (SEC), the grant of a stock option under the
Plan to a director or officer will not be considered a purchase of our common stock for Section 16 (b) purposes unless the shares acquired upon exercise of the stock option are disposed of within six months of the date of the stock option grant. In addition, the acquisition of shares of our common stock by a director or officer upon the exercise of a stock option will not be considered a purchase for Section 16 (b) purposes unless the fair market value of the shares acquired is less than the option price paid for shares.

Resales of shares of our common stock acquired under the 1996 Plan by persons who are deemed to be our "affiliates" (as that term is defined in the Regulations of the SEC adopted under the Securities Act of 1933) are subject to Rule 144 adopted by the SEC under the Securities Act. Rule 144, among other things, restricts the number of shares of our common stock which may be sold during any 3-month period and the manner of sale (but not the 2-year holding period limitation, which is inapplicable).

Tax Effects of Plan Participation

The 1996 Stock Option Plan is a non-statutory stock option plan. The 1996
Stock
Option Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not an incentive stock option plan under Section 422 of the Internal Revenue Code.

The grant of a stock option under the Plan will create no tax consequences for the company or the employee. However, when an employee or Director exercises an option, he must recognize ordinary income in an amount equal to the fair market value of the stock acquired on the date of exercise minus the exercise price. This amount is reported on the employee's W-2 Form and for a Director, on Form 1099.

The exercise of an option will also require the employee to pay payroll taxes which become due on the amount of ordinary income he must recognize from exercising the option. Because the company must withhold these payroll taxes from the employee's salary or wages, the company requires the employee to pay the company the amount of payroll taxes due immediately after the stock option is exercised and the shares are issued. The company will be entitled to a deduction equal to the amount recognized as ordinary income by the employee.

When the employee or Director sells the shares he acquired through the exercise of an option, he will have a short-term or long-term capital gain or loss. This gain or loss is measured by the difference between the sale price and the employee's or Director's tax basis in the shares. An employee's or Director's tax basis in the shares is the exercise price plus the amount he had to recognize as ordinary income when he exercised the stock option. The company will have no tax consequences when the employee or Director disposes of option shares.

ASSIGNMENT, ENCUMBRANCE, FORFEITURE AND ADJUSTMENTS

Plan participants are prohibited from assigning or transferring a stock option other than by will or the laws of descent and distribution, or pursuant to a qualified Domestic Relations Order, as defined by the Internal Revenue Code or Title I of ERISA or the ERISA rules.

A stock option will terminate and become null and void if it or the Stock
Option
Agreement is transferred, assigned, pledged or hypothecated in any way or if it becomes subject to any security interest, lien or other encumbrance, or to levy, execution, attachment or similar process.

Stock options are exercisable only during the life of the employee or Director.
However, after his death, an employee's or Director's personal representative may exercise the deceased employee's or deceased Director's stock option (to the extent it would have been exercisable by the employee or Director on the date of his death) at any time within 180 days after the date of the employee's or Director's death.

Subject to a contrary provision contained in his Stock Option Agreement, an employee or Director whose employment or directorship ends has thirty days from his employment or directorship ending date to exercise his stock option to the extent it is exercisable at the time his employment or directorship ends.

Our Board of Directors has the power to terminate the Plan and the outstanding stock options granted under the Plan in the event of (1) our consolidation or merger with or into another company, (2) our acceptance of an offer to purchase
30% or more of our then issued and outstanding common stock, (3) our sale of all or substantially all of our assets, or (4) our voluntary or involuntary dissolution or liquidation. If that is done, we must give notice to each employee or Director holding a stock option. Then, for a period of 30 days after the date of the notice, those employees and Directors may exercise their stock options, to the extent they are then exercisable. The Board may also terminate the Plan for any other reason. However, termination for any other reason will not have any effect on any of the stock options granted as of that time.

The Plan requires the Board to increase or decrease the number of shares available under a stock option (and the price per share, but without changing the total option price) in the event of a merger, consolidation, reorganization, recapitalization, reclassification, stock-split, combination of shares, stock dividend, subdivision, reverse split or otherwise, in order to prevent the enlargement or dilution of the shares available under an option previously granted but not yet exercised. The increase or decrease is determined by the Board on the basis of a determination made by the company's independent auditors.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

All of the documents listed below are incorporated by reference into this Registration Statement, and all documents subsequently filed by the company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and be a part hereof from the date of filing such documents:

The company's latest Annual Report on Form 10-K filed pursuant to Section
13(a)
or 15(d) of the Securities Exchange Act of 1934;

All other reports which the company files pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by our latest Annual Report;

The latest Prospectus which the company may file pursuant to Rule 424(b) of the
Securities Act of 1933 that contains audited financial statements for the company's latest fiscal year for which such statements have been filed; and


Any description of the company's common stock which is contained in a Registration Statement which the company may file pursuant to the Exchange Act, including any Amendment or Report filed for the purpose of updating that description.

Item 4. Description of Securities.

Common stock is the only class of stock authorized to be issued by the company.
The owners of the company's common stock have one vote for each share of common stock owned on all matters coming to a vote of the stockholders of the company at any annual or special meeting duly called and held. The owners of the common stock of the company also have the right to receive dividends which the company's
Board of Directors in its discretion may declare. However, the Board's right to declare dividends is limited by the company's compliance with certain financial performance requirements established by its primary lending institution. It is also worthy to note that the Board of Directors has not declared a dividend since
June, 1990. No holder of the company's common stock has any preemption rights.

Item 5. Interest of Named Experts and Counsel

The legality of the shares of the company's common stock to which this Registration Statement and Prospectus relates has been passed upon for the company by Laputka, Bayless, Ecker & Cohn, P.C., 2 East Broad Street, Sixth Floor, Hazleton, Pennsylvania 18201. Martin D. Cohn, Esquire, who is a shareholder of Laputka, Bayless, Ecker & Cohn, P.C., is the company's corporate secretary.

Item 6. Indemnification of Directors and Officers

Under the Delaware General Corporation Law and the company's Bylaws, Directors and officers are indemnified against expenses (including legal expenses), judgments, fines and amounts paid in settlement, actually and reasonably incurred, to the fullest extent permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against a Director or officer. The company may also pay the expenses incurred by a Director or officer who is entitled to be indemnified in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the
Director or officer to repay such amounts unless it shall be ultimately determined that he is entitled to be indemnified by the company.

The company's Certificate of Incorporation provides that, with certain specifically noted exceptions, the personal liability of a Director to the company and its stockholders for monetary damages for breach of fiduciary duty is eliminated.

The company maintains directors and officers liability insurance covering its Directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, which they may incur in connection with their serving as a Director or officer. Under this insurance, the company receives reimbursement for amounts as to which its Directors and officers are indemnified under the foregoing indemnity provisions.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

Description of Exhibit          Exhibit Number               Page Number
Instruments Defining the Rights
 of Security Holders (1)               4                           ___

Opinion on Legality                    5                           22

Consents of Experts and Counsel(2)     23                          ___


(1) These instruments consist of the company's Certificate of Incorporation and
Bylaws, which are incorporated by reference into this Registration Statement and
Prospectus from the Form 10-KSB filed by the company with the SEC for fiscal year ended 1997.

(2) The consent of Laputka, Bayless, Ecker & Cohn, P.C. to the use of the opinion referred to under Exhibit 5 above is contained in such opinion.

Item 9. Undertakings
(a)Rule 415 Offering. The company undertakes to:

(1)File during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)Include any Prospectus required by Section 10(a)(3) of the Securities Act.

(ii)Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration
Statement.

(iii)Include any additional or changed material information on the plan of distribution.

Note: Paragraphs 1(a)(i) and 1(a)(ii) do not apply if the Registration Statement is on S-3 or S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the company under the Exchange Act.

(2)For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)Warrants and Rights Offerings. If the company offers the securities to existing security holders under warrants or rights and reoffers to the public any securities not taken by security holders, with any modifications that suit a particular case, the company will supplement the Prospectus, after the end of the subscription period, to include the results of the subscription offer, the transaction by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering. If any of the underwriters make any public offering of the securities on terms different from those on the cover page of the Prospectus, the company will file a post-effective amendment to state the terms of such offering.

                                   SIGNATURES
The Registrant

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of White Haven, Commonwealth of Pennsylvania, on February 21, 2000.

(Registrant) EMCEE Broadcast Products, Inc.
 By (Signature and Title) /s/ James L. DeStefano, President and CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has be signed by the following persons in the capacities and on the date indicated.

(Signature) /s/ Allan J. Harding
(Title) Vice President -- Finance
(Date) February 21, 2000

The Plan

Pursuant to the requirements of the Securities Act of 1933, the Board of Directors of the Registrant duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of White Haven, Commonwealth of Pennsylvania, on February 21, 2000.

(Plan) James L. DeStefano

By (Signature and Title)  /s/ James L. DeStefano, Director

(Plan) Joseph Hassoun
By (Signature and Title)  /s/ Joseph Hassoun, Director

(Plan) Michael J. Leib
By (Signature and Title) /s/ Michael J. Leib, Director

(Plan) Richard Nardone
By (Signature and Title) /s/ Richard Nardone , Director

(Plan) Evagelia Rogiokos
By (Signature and Title) /s/ Evagelia Rogiokos, Director

Exhibit No. 5
February 21, 2000

EMCEE Broadcast Products, Inc.
P.O. Box 68
White Haven, PA  18661-0068

Re:Registration Statement on Form S-8
149,675 Shares of EMCEE Broadcast Products, Inc. Common Stock

Ladies and Gentlemen:

We have acted as counsel to EMCEE Broadcast Products, Inc., a Delaware corporation (the "Company"), in connection with the captioned Registration Statement relating to 149,675 shares of the Company's common stock, par value $.01-2/3, delivered or to be delivered to employees and Directors of the Company and its subsidiaries pursuant to stock options granted under the Company's
1985
Stock Option Plan, 1988 Stock Option Plan and/or 1996 Stock Option Plan (the "Plans"), as described in the Prospectus part of the Registration Statement. In connection therewith, we have examined the originals, or copies thereof identified to our satisfaction, of such corporate records of the Company and such other documents, records, opinion and papers as we have deemed necessary or appropriate for the purposes of this opinion.

Authorized but unissued or treasury shares of Company common stock may be issued or delivered to employees and Directors of the Company and its subsidiaries under the Plans, except that such shares under the 1985 Stock Option Plan may only be issued to employees. In rendering our opinion below, we have assumed that any authorized but unissued shares of Company common stock issued by the Company in the future otherwise than under the Plans which may be reacquired by the Company as treasury shares will have been duly authorized, validly issued, fully paid and non-assessable.
                                                February 21, 2000
                                                           Page 2
EMCEE Broadcast Products, Inc.

Re:Registration Statement on Form S-8
149,675 Shares of EMCEE Broadcast Products, Inc. Common Stock

Based on the foregoing, we are pleased to advise you that in our opinion, the 149,675 shares of Company common stock being registered pursuant to the Registration Statement to which this opinion is an exhibit for issuance or delivery to employees and Directors of the Company and its subsidiaries under the
Plans have been duly authorized. Further, upon acquisition by the employees and
Directors in accordance with the provisions of the Plans, such shares of Company common stock will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration
Statement and to the use of our name and this opinion in the Prospectus and Registration Statement.

Very truly yours,
LAPUTKA, BAYLESS, ECKER & COHN, P.C.
/s/ Laputka, Bayless, Ecker & Cohn, P.C.
LBEC/ljd